THE WESTERN TRANSMEDIA COMPANY, INC. AND SUBSIDIARY

                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)


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

                                                               Nine Months Ended                          Three Months Ended
                                                                 September 30,                              September 30,
                                                   -------------------------------------      ------------------------------------
                                                      1995                  1994                   1995                   1994
                                                      ----                  ----                   ----                   ----
PRIMARY EARNINGS:
NET INCOME (LOSS) APPLICABLE
   TO COMMON STOCK                                   $65,331            $(406,684)              $(32,498)              $80,916
                                                     =======            ==========              =========            =========


SHARES:
   Weighted average number of                      7,957,957             7,052,605              7,924,339            7,062,688
      common shares outstanding
   Assumed conversions of stock options               12,051                 --                    35,000                   --
                                                   ---------            ----------              ---------            ---------
TOTAL WEIGHTED AVERAGE SHARES  OUTSTANDING         7,970,008             7,052,605              7,959,339            7,062,688
                                                   =========             =========              =========            =========

PRIMARY EARNINGS (LOSS) PER
   COMMON SHARE:
      Continuing operations                        $    .01              $   (.06)                  $ -                  $.01
                                                   ========              =========              ========             ========
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